Exhibit 10.1

Final Form

UNIT SUBSCRIPTION AGREEMENT

_________, 2015

Crossroads Systems, Inc.

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.          This Unit Subscription Agreement (the “Agreement”) is made as of the date hereof between Crossroads Systems, Inc., a Delaware corporation (“Crossroads” or the “Company”), and the Investor that is a signatory to this Agreement.

2.          The Company has authorized the sale and issuance (the “Offering”) of up to 3,071,739 shares of the Company’s common stock, par value $0.001 (the “Common Stock”) and warrants (“Warrants”) exercisable for 1,535,870 shares of Common Stock , with such Common Stock and Warrants to be sold as units (“Units”) composed of one share of Common Stock and one Warrant exercisable for one-half shares of Common Stock (such Units also referred to as the “Offered Securities”).  The Offering is being made pursuant to an effective shelf registration statement on Form S-3 (SEC File No. 333-196379).

3.          The Company and the Investor agree that the Offering is being made subject to the execution by the Company and the Placement Agents (as defined in Annex I attached hereto) of the Placement Agency Agreement (as defined in Annex I attached hereto), delivery of the preliminary prospectus relating to the Offered Securities and delivery of additional offering information, including pricing information.  A final prospectus supplement will be delivered to the Investor as required by law. The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor the number of Offered Securities set forth below the Investor’s name on Schedule I hereto, at a purchase price of $2.30 per Unit, pursuant to the Terms and Conditions for Purchase of Offered Securities attached hereto as Annex I and incorporated herein by reference as if fully set forth herein.  The Investor acknowledges that the Offering is not being underwritten by the Placement Agents and that there is no minimum offering amount.  Shares of Common Stock will be credited to the Investor using customary book-entry procedures and Warrants will be delivered in paper form. The investor also acknowledges that the following individuals or entities may purchase Units in this offering: (i) affiliates of the Placement Agents; (ii) Lone Star Value Investors, LP, an affiliate of Jeffrey Eberwein (Chairman of the Company's board of directors), or its affiliates; and (iii) entities owned by certain directors, officers, management and other employees of the Company.

4.          The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) more than 19.9% of any class of securities of the Company and (c) it is not a FINRA member as of the date hereof.

5.          The Investor confirms that it has had full access to all filings made by the Company with the Securities and Exchange Commission, including the registration statement and preliminary prospectus relating to the Offered Securities, and the documents incorporated by reference therein, and that it was able to read, review, download and print each such filing.  In subscribing to the Units, Investor agrees that Investor has conducted substantive due diligence with respect to Crossroads and the Units including, without limitation, reviewing in detail the Registration Statement (including exhibits thereto) and discussing the proposed business and activities of Crossroads with management.  In addition, Investor understands that there is a high degree of risk in subscribing to the Units and that Investor may lose the entire investment in the Units.

6.          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.  Execution may be made by delivery by facsimile or via electronic format.

[Signature Page to Follow]

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor:

By:

Name:

Title:

AGREED AND ACCEPTED:

CROSSROADS SYSTEMS, INC.

By:

Name:

Title:

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SCHEDULE I

SCHEDULE OF INVESTORS

Name of Investor:

Name of Individual Representing Investor:

Title of Individual Representing Investor:

Address:
Telephone:
Telecopier:

Number of Units to Be Purchased	Price Per Unit In Dollars	Aggregate Purchase Price
	$2.30	$

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ANNEX I

TERMS AND CONDITIONS FOR PURCHASE OF OFFERED SECURITIES

1.              Agreement to Sell and Purchase the Offered Securities; Placement Agents.

1.1           Upon the terms and subject to the conditions hereinafter set forth, at the Closing (as defined in Section 2 below), the Company will sell to the Investor, and the Investor will purchase from the Company, the number of Units set forth on Schedule I of this Agreement below such Investor’s name at the purchase price set forth therein.

1.2           The Company may enter into agreements similar to this Agreement with certain other investors (the “Other Investors”) and expects to complete sales of Offered Securities to them. (The Investor and the Other Investors hereinafter collectively are referred to as the “Investors,” and this Agreement and the agreements executed by the Other Investors are hereinafter collectively referred to as the “Agreements”). The Company may accept or reject any one or more Agreements in its sole discretion.

1.3           The Company has entered into a Placement Agency Agreement (the “Placement Agency Agreement”) dated the date hereof with Roth Capital Partners, LLC (“Roth”) and Northland Securities, Inc. in their capacities as Placement Agents for the Offering (together, the “Placement Agents”), and the Company has agreed to pay the Placement Agents a fee in respect of the sale of the Units.

2.             Delivery of the Units at Closing.  The completion of the purchase and sale of the Offered Securities (the “Closing”) shall take place at a place and time (the “Closing Date”) to be specified by the Company and the Placement Agents, in accordance with Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company’s obligation to issue and sell the Offered Securities at Closing to the Investor shall be subject to the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing.

The Investor’s obligation to purchase the Offered Securities shall be subject to the accuracy of the representations and warranties made by the Company and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing and to the condition that the Placement Agents shall not have (a) terminated the Placement Agency Agreement pursuant to the terms thereof or (b) determined that the conditions to closing in the Placement Agency Agreement have not been satisfied.

Warrants purchased by the Investor shall be delivered in paper form to the address set forth for such Investor on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

The manner of settlement of the Common Stock purchased by the Investor shall be determined by such Investor as follows (check one):

[____]	A. Delivery by crediting the account of the Investor’s prime broker (as specified by such Investor on Exhibit A annexed hereto) with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, whereby Investor’s prime broker shall initiate a DWAC transaction on the Closing Date using its DTC participant identification number, and released by American Stock Transfer & Trust Company, the Company’s transfer agent (the “Transfer Agent”), at the Company’s direction. NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	DIRECT THE BROKER-DEALER AT WHICH THE ACCOUNT OR ACCOUNTS TO BE CREDITED WITH THE SHARES ARE MAINTAINED TO SET UP A DWAC INSTRUCTING THE TRANSFER AGENT TO CREDIT SUCH ACCOUNT OR ACCOUNTS WITH THE SHARES, AND

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(II)	REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE OFFERED SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

Silicon Valley Bank

9020 Capital of Texas Highway, North

Building One, Suite 350

Austin, Texas 78759

Phone (512) 372-6750

Fax (512) 346-9207

Account Name: [***]

ABA: [***]

Swift Code: [***]

Account Number: [***]

—OR—

[____]	B. Delivery Versus Payment (“DVP”) through DTC (i.e., on the Closing Date, the Company shall issue the Offered Securities registered in the Investor’s name and address as set forth below and released by the Transfer Agent directly to the account(s) at Roth identified by the Investor; upon receipt of such Offered Securities, Roth shall promptly electronically deliver such Offered Securities to the Investor, and simultaneously therewith payment shall be made by Roth by wire transfer to the Company). NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THIS AGREEMENT BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL:

(I)	NOTIFY ROTH OF THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY SUCH INVESTOR, AND

(II)	CONFIRM THAT THE ACCOUNT OR ACCOUNTS AT ROTH TO BE CREDITED WITH THE SHARES BEING PURCHASED BY THE INVESTOR HAVE A MINIMUM BALANCE EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE UNITS BEING PURCHASED BY THE INVESTOR.

IT IS THE INVESTOR’S RESPONSIBILITY TO (A) MAKE THE NECESSARY WIRE TRANSFER OR CONFIRM THE PROPER ACCOUNT BALANCE IN A TIMELY MANNER AND (B) ARRANGE FOR SETTLEMENT BY WAY OF DWAC OR DVP IN A TIMELY MANNER. IF THE INVESTOR DOES NOT DELIVER THE AGGREGATE PURCHASE PRICE FOR THE OFFERED SECURITIES OR DOES NOT MAKE PROPER ARRANGEMENTS FOR SETTLEMENT IN A TIMELY MANNER, THE OFFERED SECURITIES MAY NOT BE DELIVERED AT CLOSING TO THE INVESTOR OR THE INVESTOR MAY BE EXCLUDED FROM THE CLOSING ALTOGETHER.

3.              Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Investor, as follows:

3.1           The issuance and sale of each of the Offered Securities have been duly authorized by the Company, and the Offered Securities, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.

3.2           This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

3.3           The Company shall not effect any offer or sale of any equity or equity-related securities that would result in the transactions contemplated hereby becoming subject to stockholder approval under the rules and regulations of FINRA or the NASDAQ Global Market.

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3.4           It is understood and acknowledged by the Company that: (i) except pursuant to the terms of this Agreement and any confidentiality agreement entered into by the Investor with respect to the transactions contemplated hereby, the Investor has not been asked by the Company to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Offered Securities for any specified term; (ii) past or future open market or other transactions by the Investor, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) the Investor, and counter-parties in “derivative” transactions to which the Investor is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction merely by reason of such “derivative” transaction. The Company further understands and acknowledges that (y) subject to the terms of this Agreement and any confidentiality agreement entered into by the Investor with respect to the transactions contemplated hereby, the Investor may engage in hedging activities at various times during the period that the Offered Securities are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.

3.5           The Company will use its commercially reasonable efforts to maintain the effectiveness of the registration statement through the Closing in accordance with the rules and regulations promulgated by the Securities and Exchange Commission.

3.6           Prior to 9:30 a.m., New York City time, on January 27, 2015, the Company will issue a press release (the “Press Release”) via BusinessWire (or other national wire service) announcing the transaction contemplated by this Agreement. In connection with the transactions contemplated by this Agreement, the Company has not disclosed, or caused to be disclosed, to the Investor any material non-public information regarding the Company that will not at the time of the issuance of the Press Release be in the public domain.

4.             Representations, Warranties and Covenants of the Investor.  The Investor represents and warrants to the Company as follows:

4.1           The Investor has received the Company’s preliminary prospectus relating to the Offered Securities describing the terms of the proposed Offering.  The Investor acknowledges that the Investor has received certain additional information regarding the Offering, including pricing information (the “Offering Information”). Such Offering Information may be provided to the Investor by any means permitted under the Securities Act of 1933, as amended, including through a prospectus supplement, a free writing prospectus and oral communications.

4.2           The Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

4.3           The Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Offered Securities and has, in connection with its decision to purchase the number of Offered Securities set forth on Schedule I to the Agreement, relied solely upon the registration statement, the preliminary prospectus, the preliminary term sheet, the Offering Information and any amendments or supplements thereto and has not relied upon any information provided by the Placement Agents.

4.4           The Investor understands that nothing in the registration statement, the preliminary prospectus, the preliminary term sheet, the Offering Information and any amendments or supplements thereto, this Agreement or any other materials presented to such Investor in connection with the purchase and sale of the Offered Securities constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Offered Securities.

4.5           The Investor will not, upon the Closing of the transactions contemplated by this Agreement, beneficially own (individually or together with other person with whom the Investor has identified, or will have identified, itself as part of a “group” in a public filing made with the Securities and Exchange Commission involving the Company’s securities), as calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in excess of, 19.99% of the shares of Common Stock outstanding. The Investor acknowledges that it, and not the Company, is responsible for complying with the Investors’ obligations, if any, under Sections 13 or 16 of the Exchange Act.

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4.6           From and after obtaining knowledge of the sale of the Offered Securities contemplated hereby, the Investor has not engaged in any purchases or sales of the securities of the Company (including, without limitation, any Short Sales (as defined herein) involving the Company’s securities), and has not violated its obligations of confidentiality.  The Investor covenants that it will not engage in any purchases or sales of the securities of the Company (including Short Sales) or disclose any information about the contemplated offering (other than to its advisors that are under a legal obligation of confidentiality) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.  The Investor agrees that it will not use any of the Units acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sales contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

5.          Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to such Investor of the Offered Securities being purchased and the payment therefor.

6.           Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by a nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, (iv) if delivered by facsimile, upon electronic confirmation of receipt and shall be delivered as addressed as follows: (a) if to the Company, to Crossroads Systems, Inc., 11000 North Mopac Expressway, Suite 150, Austin, TX, with copies (which shall not constitute notice) to: Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas 78701, Attn: J. Matthew Lyons; and (b) if to an Investor, at its address on Schedule I hereto, or at such other address or addresses as may have been furnished to the Company in writing by such Investor.

7.          Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

8.          Headings.  The headings of the various sections of this Agreement have been inserted for convenience or reference only and shall not be deemed to be part of this Agreement.

9.          Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.         Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

11.         Counterparts; Facsimile.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be as effective as original signatures.

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Annex II

CROSSROADS SYSTEMS, INC.

INVESTOR QUESTIONNAIRE

Pursuant to Annex I to the Agreement, please provide us with the following information:

1. The exact name that your Offered Securities are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Investor and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

5. Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):

6. DTC Participant Number:

7. Name of Account at DTC Participant being credited with the Offered Securities:

8. Account Number at DTC Participant being credited with the Offered Securities:

9. Current ownership of Company Securities	Type of Security	Number of
(other than Offered Securities):		Securities